Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227240 and No. 333-260115 each on Form S-8 of our report dated March 25, 2026, relating to the consolidated financial statements of Williams-Sonoma, Inc. and its subsidiaries, and the effectiveness of Williams-Sonoma, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended February 1, 2026.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 25, 2026